As filed with the Securities and Exchange Commission on May 19, 1998
                                               SEC Registration No.___________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                        ELDORADO ARTESIAN SPRINGS, INC.
                        -------------------------------
     (Exact  name  of  registrant  as  specified  in  its  charter)

       Colorado                                                     84-0907853
---------------                                                     ----------
(State  or  other  juris-                                        (IRS Employer
 diction  of  incorporation)                                    Identification
No.)

                P.O. Box 445, Eldorado Springs, Colorado  80025
                -----------------------------------------------
                     (Address  of  Principal  Executive
                         Offices, including Zip Code)

                            1997 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the plan)

                               Douglas A. Larson
                        ELDORADO ARTESIAN SPRINGS, INC.
                                 P.O. Box 445
                          Eldorado Springs, CO 80025
                                (303) 499-1316
                    ---------------------------------------
               (Name, address, including zip code, and telephone
               number, including area code of agent for service)

     Copies  to
     ----------
                           Laurie P. Glasscock, Esq.
                        Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                                     maximum
                      Amount     Proposed maximum   aggregate
                      to be       offering price    offering   registration
to be registered    registered    per share (1)     Price (1)      Fee
----------------    ----------    -------------     ---------      ---

Common  Stock
($0.001 par value)    875,000         $2.75        $2,406,250     $709.84

    1)   Estimated solely for the purpose of calculating the registration fee.
         Computed pursuant to Rule 457(c) using the sale price of a private placement of 300,000 shares of the Company's Common Stock which was completed on April 22, 1998. There is no active market for the Company's Common Stock.



This Registration Statement registers 875,000 shares of the common stock ($0.001 par value) ("Common Stock") of Eldorado Artesian Springs, Inc. (the "Company") offered pursuant to the Eldorado Artesian Springs, Inc. 1997 Stock Option Plan (the "Plan"). The Plan was adopted by the Company's board of directors on September 10, 1997, and was approved by the Company's shareholders on October 27, 1997.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (b) The Company's 1997 Proxy Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

     (d) The description of the Common Stock which is contained in the Company's Registration Statement on Form S-18 on June 24, 1986 under the name of Lexington Funding, Inc., as such Registration Statement was amended by Amendment No. 1 filed with the Commission on August 18, 1986 and Amendment No. 2 filed with the Commission on September 8, 1986, and declared effective on September 22, 1986.

ITEM  4.   DESCRIPTION  OF  SECURITIES.

           Not  applicable.

ITEM  5.   INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

           Not  applicable.

ITEM  6.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful,
on  the  merits  or  otherwise,  in  defending  such  proceeding.    Such
indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8.  EXHIBITS.

Exhibit  No.            Description  of  Exhibit
------------            ------------------------

4.1 Articles of Incorporation incorporated by reference to Exhibit No. 3 to the Registration Statement (No. 33-6738-D)

4.2 Articles of Amendment to Articles of Incorporation filed with the Colorado Secretary of State on April 1, 1998.

4.3 Bylaws incorporated by reference to Exhibit No. 3 to the Registration Statement (No. 33-6738-D)

4.4 Eldorado Artesian Springs, Inc. 1997 Stock Option Plan (as amended to reflect reverse stock split).

5.1                     Opinion of Chrisman, Bynum & Johnson, P.C.

23.1 Consent of Chrisman, Bynum & Johnson, P.C. (included in Exhibit 5.1).

23.2                    Consent of Ehrhardt Keefe Steiner & Hottman PC

ITEM  9.    UNDERTAKINGS.

A.          Post-Effective  Amendments
            --------------------------

     The  undersigned  issuer  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Subsequent  Documents  Incorporated  by  Reference
      --------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

C.    Claims  for  Indemnification
      ----------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Boulder, State of Colorado, on the
18th    day  of  May,  1998.

                    ELDORADO  ARTESIAN  SPRINGS,  INC.


                    By: /s/ Douglas A. Larson, President
                        Douglas  A.  Larson,  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE              TITLE                          DATE
---------              -----                          ----


/s/ Douglas A. Larson  President,  Treasurer          May  18,  1998
    Douglas A. Larson  and  Director
                       (Principal  Executive  Officer)

/s/ Kevin M. Sipple    Secretary,                     May  18,  1998
    Kevin M. Sipple    Vice  President
                       and  Director


/s/ Jeremy S. Martin   Vice  President                May  18,  1998
    Jeremy S. Martin   Director

                                 EXHIBIT INDEX

_____________________________________________________________________________
_____________________________________________________________________________
________________________Sequential

                                                                 Page
Exhibit  No.          Description  of  Exhibit                  Number
------------          ------------------------                  ------
4.2                   Articles  of  Amendment  to Articles
                      of Incorporation of Eldorado
                      Artesian  Springs, Inc., filed with
                      Secretary of State of Colorado on
                      April 1, 1998

4.4                   Eldorado Artesian Springs, Inc. 1997
                      Stock Option Plan (as amended)

5.1                   Opinion  of  Chrisman,  Bynum  &
                      Johnson,  P.C.

23.1                  Consent of Chrisman, Bynum & Johnson,
                      P.C. (included in Exhibit 5.1).

23.2                  Consent  of  Ehrhardt  Keefe  Steiner
                      &  Hottman  PC








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